Exhibit (h)(6)

OXFORD LANE CAPITAL CORP.

(a Maryland corporation)

AMENDMENT NO. 3 TO

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

November 12, 2024

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor
New York, New York 10022

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

This Amendment No. 3, dated November 12, 2024 (the “Amendment”), is to the Amended and Restated Equity Distribution Agreement, dated September 9, 2022, as amended by Amendment No. 1, dated as of November 15, 2023 and Amendment No. 2, dated July 29, 2024 (the “Equity Distribution Agreement”), by and among Oxford Lane Capital Corp., a Maryland corporation (the “Company”), Oxford Lane Management, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), Oxford Funds LLC, a limited liability company organized under the laws of Delaware (the “Administrator”) and Lucid Capital Markets, LLC (“Lucid”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and, together with Lucid, the “Agents”).

WHEREAS, the Company, the Adviser, the Administrator and the Agents desire to amend the Equity Distribution Agreement to modify the definition of certain defined terms in the Equity Distribution Agreement and used therein and to make certain other changes to the Equity Distribution Agreement with effect on and after the date hereof; and

WHEREAS, the Company, the Adviser, the Administrator and the Agents desire to amend the Equity Distribution Agreement to increase the maximum amount of shares of the Company’s common stock that may be sold through the Agents, acting as agents or principals, from an aggregate offering price of $1,480,096,298 to an aggregate offering price of $3,410,764,622.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby, further amend the Equity Distribution Agreement and agree as follows:

Effective on the date hereof, all references to the “Registration Statement” in the Equity Distribution Agreement shall refer to the registration statement on Form N-2 (File Nos. 333-283109 and 811-22432) and Section 1 of the Equity Distribution Agreement is replaced in its entirety with the following:

“Each of the Company and the Adviser agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agents, each acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (the “Common Shares”), having an aggregate offering price of up to $3,410,764,622 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Common Shares issued and sold under this Agreement (such Common Shares being referred to herein as the “Shares”) shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company on November 8, 2024 and became effective immediately upon filing, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-283109 and 811-22432), including a base prospectus, relating to the Common Shares, including the Shares to be issued from time to time by the Company, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Act. The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such Registration Statement. The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such Registration Statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424 under the Securities Act is herein called the “Prospectus.” For purposes of this Agreement, all references to (i) the Registration Statement and the Prospectus shall be deemed to include any amendment or supplement thereto that has been filed with the Commission pursuant to the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”) and (ii) the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Equity Distribution Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Agents.

Very truly yours,

OXFORD LANE CAPITAL CORP.

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Chief Executive Officer

OXFORD LANE MANAGEMENT, LLC

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Chief Executive Officer

OXFORD FUNDS, LLC

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Managing Member

CONFIRMED AND ACCEPTED, as of
the date first above written:

LUCID CAPITAL MARKETS, LLC

By:	/s/ Jeffrey Caliva
Name: Jeffrey Caliva
Title: Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Barry Steiner
Name: Barry Steiner
Title: Co-Chief Executive Officer

[Signature page to Amendment No. 3 to Amended and Restated Equity Distribution Agreement]